As filed with the Securities and Exchange Commission on August 25, 2021.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

KONATEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	80-0000245
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

500 N. Central Expressway, Suite 202

Plano, Texas 75074

(Address of Principal Executive Offices)

KonaTel, Inc. 2017 Incentive Stock Option Plan

(Full title of the plan)

D. Sean McEwen

500 N. Central Expressway, Suite 202

Plano, Texas 75074

Name and address of agent for service

Telephone number, including area code, of agent for service: (214) 323-8410

Copies to:

Leonard W. Burningham, Esq.

2150 South 1300 East, Suite #500

Salt Lake City, Utah 84106

(801) 363-7411

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging Growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, $0.001 par value	5,901,884	$0.78	$4,603,469.52	$502.24

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement cover interests to be offered or sold pursuant to the incentive stock option plan(s) described herein.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act based on the average of the high and low sale prices per share of the Registrant’s $0.001 par value common stock (the “Common Stock”) as quoted on the “OTC QB Tier” on August 24, 2021.

(This space intentionally left blank.)

KONATEL, INC.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Part I of Form S-8 is not required to be filed with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement (the “Registration Statement”) or as prospectuses or prospectus supplements pursuant to the introductory “Note” to Part I of Form S-8 and Rule 424 under the Securities Act. The information required in the Section 10(a) prospectus is included in the documents being maintained and delivered by KonaTel, Inc. (the “Registrant”) to the participants in the 2017 Incentive Stock Option Plan as required by Part I of Form S-8 and by Rule 428 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents previously filed (File No. 001-10171) with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are, as of their respective dates, incorporated by reference in this Registration Statement:

(a)          The Annual Report on Form 10-K of the Registrant for the fiscal year ended December 31, 2020, filed with the Commission on April 6, 2021;

(b)          The Quarterly Report on Form 10-Q of the Registrant for the quarter ended March 31, 2021, filed with the Commission on May 24, 2021;

(c)          The Quarterly Report on Form 10-Q of the Registrant for the quarter ended June 30, 2021, filed with the Commission on August 9, 2021;

(d)

The Current Reports on Form 8-K filed with the Commission on January 13, 2021, April 9, 2021, May 18, 2021, May 25, 2021, June 3, 2021, June 8, 2021 and June 21, 2021; and

(e)          The description of the Registrant’s Common Stock contained in the its 8-KA-1 Current Report dated November 15, 2017, and filed with the Commission on December 20, 2017, and all amendments and reports filed for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all shares of Common Stock offered have been sold, or that deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in, and to be a part of, this Registration Statement, from the date of filing of those documents.

Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

 Not applicable.

Item 6.  Indemnification of Directors and Officers

The Registrant is incorporated under the laws of the State of Delaware. Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•	breach of a director’s duty of loyalty to the corporation or its stockholders;

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or redemption of shares (DGCL Section 174); or

•	transaction from which the director derives an improper personal benefit.

Section 145 of the DGCL provides, in general, that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a derivative action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses. To the extent that a present or former director or officer of a Delaware corporation is successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, Section 145 of the DGCL provides that such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with such action, suit or proceeding.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Regarding indemnification for liabilities arising under the Securities Act which may be permitted for directors or officers pursuant to the foregoing provisions, the Registrant is informed that, in the opinion of the Commission, such indemnification is against public policy, as expressed in the Securities Act and is therefore unenforceable.

The Registrant’s Amended and Restated Certificate of Incorporation authorizes it to, and its Amended and Restated Bylaws provide that it shall, indemnify its directors and officers to the fullest extent permitted by the DGCL and also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under the bylaws or the DGCL.

As permitted by the DGCL, the Registrant has entered into indemnification agreements with each of its directors and certain of its officers. These agreements require it to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Registrant, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The Registrant has an insurance policy covering its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act, or otherwise.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit Number	Description of Exhibit	Filing
4(i)	Amended and Restated Certificate of Incorporation	Filed with the 8-KA-1 Current Report filed on December 20, 2017, and incorporated herein by reference.
4(ii)	Amended and Restated Bylaws	Filed with the 8-KA-1 Current Report filed on December 20, 2017, and incorporated herein by reference.
4(iii)	Form of KonaTel, Inc. 2017 Incentive Stock Option Plan	Filed herewith
5	Opinion of Leonard W. Burningham, Esq., counsel for the Registrant	Filed herewith
23.1	Consent of Leonard W. Burningham, Esq. (contained in Exhibit 5 to this Registration Statement)	Filed herewith
23.2	Consent of Haynie & Company	Filed herewith

Item 9.  Undertakings.

A.          The undersigned Registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)          To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on August 25, 2021.

KONATEL, INC.

Date: August 25, 2021                                                            By /s/D. Sean McEwen

                                                                                                   D. Sean McEwen

                                                                                                   Chairman, President and CEO

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Date: August 25, 2021                                                           /s/ D. Sean McEwen

                                                                                                  D. Sean McEwen

                                                                                                  Chairman, President and CEO

Date: August 25, 2021                                                            /s/ Brian R. Riffle

                                                                                                   Brian R. Riffle

                                                                                                   Chief Financial Officer

Date: August 25, 2021                                                            /s/ Paul LaPier

                                                                                                   Paul LaPier

                                                                                                   Secretary, Vice President of Finance

Date: August 25, 2021                                                            /s/ Robert Beaty

                                                                                                   Robert Beaty

                                                                                                   Director

Date: August 25, 2021                                                            /s/ Jeffrey Pearl

                                                                                                   Jeffrey Pearl

                                                                                                   Director